Exhibit 99.3

FIRST AMENDMENT AND CONFIRMATION AGREEMENT

[SMITH PLEDGE AGREEMENT]

THIS FIRST AMENDMENT AND CONFIRMATION AGREEMENT [SMITH PLEDGE AGREEMENT] (this “Agreement”) is dated as of April 1, 2005, and is executed by David S. Smith, an individual residing in the State of Ohio (the “Pledgor”) and Pledgee, for the benefit of the Secured Creditors.

RECITALS:

A. Mission Broadcasting, Inc. (the “Borrower”), the several financial institutions from time to time parties thereto, and Bank of America, N.A., as administrative agent are parties to that certain Second Amended and Restated Credit Agreement dated as of December 30, 2003 (as amended, restated, or otherwise modified from time to time, the “Existing Credit Agreement”).

B. In connection with the Existing Credit Agreement, the Pledgor executed the First Restated Smith Pledge Agreement, dated December 30, 2003 (as amended, restated, or otherwise modified from time to time, the “Smith Pledge Agreement”) in favor of Bank of America, N.A., as Collateral Agent (in such capacity, the “Pledgee”) for the benefit of the Secured Creditors. Unless otherwise defined herein, terms used herein shall have the meanings ascribed to them in the Smith Pledge Agreement.

C. The Borrower is a party to the Third Amended and Restated Credit Agreement, dated as of April 1, 2005 (as amended, restated, or otherwise modified from time to time, the “Credit Agreement”), among the several financial institutions from time to time parties thereto (the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders. The Credit Agreement restates in its entirety the Existing Credit Agreement.

D. In connection with the Credit Agreement, (i) the Pledgor desires to confirm its rights, duties and obligations under the Smith Pledge Agreement and (ii) the Pledgor, Pledgee and Lenders desire to amend certain terms of the Smith Pledge Agreement to conform to the provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the benefits accruing to Pledgor, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

Section 1. Amendments.

(a) All references in the Smith Pledge Agreement to the defined term “Credit Agreement” shall be deemed to refer to the Existing Credit Agreement as amended and restated in its entirety by the Credit Agreement.

(b) All references in the Smith Pledge Agreement to the defined term “Banks” shall be amended to the defined term “Lenders”.

First Amendment and Confirmation Agreement [Smith Pledge Agreement]

(c) All references in the Smith Pledge Agreement to the defined term “Issuing Bank” shall be amended to the defined term “L/C Issuer”.

(d) All references in the Smith Pledge Agreement to the defined term “Letter of Credit Obligations” shall be amended to the defined term “L/C Obligations”.

(e) All references in the Smith Pledge Agreement to the defined term “Majority Banks” shall be amended to the defined term “Majority Lenders”.

(f) All references in the Smith Pledge Agreement to “Section 8.02 of the Credit Agreement” shall be amended to “Section 7.02 of the Credit Agreement”.

(g) All references in the Smith Pledge Agreement to “Section 8.03 of the Credit Agreement” shall be amended to “Section 7.03 of the Credit Agreement”.

(h) All references in the Smith Pledge Agreement to “Section 8.10 of the Credit Agreement” shall be amended to “Section 7.10 of the Credit Agreement”.

(i) All references in the Smith Pledge Agreement to “Section 9.01(f) or (g) of the Credit Agreement” shall be amended to “Section 8.01(f) or (g) of the Credit Agreement”.

(j) All references in the Smith Pledge Agreement to “Section 12.01(a)(vii) of the Credit Agreement” shall be amended to “Section 11.01(a)(i) of the Credit Agreement”.

(k) All references in the Smith Pledge Agreement to “Section 12.16 of the Credit Agreement” shall be amended to “Section 11.17 of the Credit Agreement”.

(l) All references in the Smith Pledge Agreement to “Article XI of the Credit Agreement” shall be amended to “Article IX of the Credit Agreement”.

Section 2. Confirmation. The Pledgor hereby agrees, ratifies and confirms that (a) the Smith Pledge Agreement attached hereto as Exhibit 1, as amended by all amendments, modifications and supplements thereto, remains in full force and effect, and is a valid, binding and enforceable obligation of the Pledgor, and (b) any of the Obligations (as such term is defined in the Smith Pledge Agreement, either in its plural or singular form) or other obligations secured by assets of, or guaranteed by, the Pledgor pursuant to the Smith Pledge Agreement shall include the Obligations as that term is defined in the Credit Agreement and the “Obligations” as that term is defined in the Nexstar Credit Agreement. The Pledgor agrees that it shall execute and deliver such further agreements, documents, instruments, and certificates in form and substance satisfactory to the Collateral Agent, as the Collateral Agent may deem necessary or appropriate in connection with this Agreement.

Section 3. Lenders Consent and Authorization. Pursuant to Section 11.16(c) of the Credit Agreement, each of the Lenders (a) consents to the amendments set forth in this Agreement and (b) authorizes the Collateral Agent to execute this Agreement on behalf of such Lender.

First Amendment and Confirmation Agreement [Smith Pledge Agreement]

Section 4. Loan Documents. The Pledgor agrees that this Agreement the Smith Pledge Agreement attached hereto as Exhibit 1 are Loan Documents within the definition thereof in the Credit Agreement and the other Loan Documents.

Section 5. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN

SUCH STATE; PROVIDED THAT THE COLLATERAL AGENT AND EACH SECURED CREDITOR SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof hereof, it shall not be necessary to produce or account for any counterpart other than one signed by the party against which enforcement is sought.

Section 7. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENT OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. EXCEPT AS MODIFIED OR SUPPLEMENTED HEREBY, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL OTHER DOCUMENTS AND AGREEMENTS EXECUTED IN CONNECTION THEREWITH SHALL CONTINUE IN FULL FORCE AND EFFECT.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.

First Amendment and Confirmation Agreement [Smith Pledge Agreement]

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

PLEDGOR:

/s/ David S. Smith DAVID S. SMITH

PLEDGEE:

BANK OF AMERICA, N.A., as Collateral Agent

Name:	/s/ Scott Conner
By:	Scott Conner
Title:	Vice President

Signature Page

First Amendment and Confirmation Agreement [Smith Pledge Agreement]

EXHIBIT 1

[See Attached]

Exhibit 1

First Amendment and Confirmation Agreement [Smith Pledge Agreement]